UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2024
Intensity Therapeutics, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41109	46-1488089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Enterprise Drive, Suite 430 Shelton, CT	06484-4779
(Address of Principal Executive Offices)	(Zip Code)
(203) 221-7381
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Common Stock, $0.0001 par value per share	INTS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On November 21, 2024, Intensity Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single healthcare focused institutional investor (the “Investor”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Investor (the “Registered Offering”), 1,237,113 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”) to the Investor, at a price of $2.425 per share, for aggregate gross proceeds to the Company of approximately $3.0 million before deducting the placement agents’ fees and related offering expenses.
The Shares were offered by the Company pursuant to a Registration Statement on Form S-3 (File No. 333-280681), which was filed with the Securities and Exchange Commission (the “Commission”) on July 3, 2024 and was declared effective by the Commission on July 11, 2024 (the “Registration Statement”).
In a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offerings”), the Company agreed to issue to the Investor common stock warrants to purchase up to 1,237,113 shares (the “Common Warrants”) at an exercise price of $2.95 per share. Each Common Warrant will be exercisable six months from the issuance date and will expire five and one-half years from the issuance date. The Common Warrants and the shares of Common Stock issuable upon the exercise of the Common Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), were not offered pursuant to the Registration Statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.
The Investor (together with its affiliates) may not exercise any portion of the Common Warrants to the extent that the Investor would own more than 4.99% (or, at the Investor’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise. However, upon at least 61 days’ prior notice from the Investor to the Company, the Investor may increase the amount of ownership of outstanding Common Stock after exercising the Investor’s Common Warrants up to 9.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants.
The Purchase Agreement contains customary representations and warranties, agreements of the Company and the Investor and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 60-day period following the closing of the Offerings.
Pursuant to the terms of the Purchase Agreement, the Company agreed to use commercially reasonable efforts to cause a registration statement providing for the resale by holders of shares of its Common Stock issuable upon the exercise of the Common Warrants, to become effective 60 days (or, in the event of a “full review” by the Commission, within 90 days) following the closing of the Offerings and to keep such registration statement effective at all times.
The Offerings are expected to close on or about November 22, 2024, subject to satisfaction of customary closing conditions.
On November 21, 2024, the Company entered into a placement agency agreement (the “Placement Agent Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”) and Brookline Capital Markets, a division of Arcadia Securities, LLC (“Brookline”) (together, the “Placement Agents”) pursuant to which the Company engaged A.G.P. as the lead placement agent and Brookline as the co-placement agent in connection with the Offerings. The Company agreed to pay the Placement Agents a fee in cash equal to 7.0% of the gross proceeds from the sale of the Shares and Common Warrants to the Investor; provided, however, that the Company shall pay to A.G.P./Alliance Global Partners a fee of 4.0% as it relates to the Investor as agreed between the Company and Placement Agents. The Company also agreed to reimburse the Placement Agents for all reasonable and documented travel and other out-of-pocket expenses, including the reasonable fees of legal counsel not to exceed $75,000, as well as non-

accountable expenses not to exceed $25,000. The Placement Agent Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.
In connection with this transaction, the Company is required to compensate H.C. Wainwright & Co., LLC pursuant to a tail provision contained in an engagement letter entered into on June 17, 2024 in an amount equal to 7.0% of the aggregate proceeds of the Offerings received from certain investors with whom the Company previously had a meeting during the term of such engagement.
The foregoing summaries of the Placement Agent Agreement, the Purchase Agreement and the Common Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 10.1, and 4.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.
This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.
Item 8.01. Other Events
On November 21, 2024, the Company issued a press release (the “Pricing Press Release”) announcing the pricing of the Offering. A copy of the Pricing Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
1.1	Form of Placement Agent Agreement dated November 21, 2024, by and between the Company and A.G.P./Alliance Global Partners and Brookline Capital Markets, a division of Arcadia Securities, LLC.
4.1	Form of Common Warrant.
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1	Form of Securities Purchase Agreement, dated as of November 21, 2024, by and between Intensity Therapeutics, Inc. and the purchasers party thereto.
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).
99.1	Pricing Press Release, dated November 21, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intensity Therapeutics, Inc.

Dated: November 21, 2024	By:	/s/ Lewis H. Bender
		Name:	Lewis H. Bender
		Title:	Chief Executive Officer